AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of October 1, 2021 (“Effective Date”), is entered into by and between General Cannabis Corp, a Colorado corporation (the “Company”), and John Barker Dalton, an individual (“Employee”).

WHEREAS, the Company and Employee entered into an employment agreement as of January 24, 2020 (the “Original Agreement”);

WHEREAS, the parties wish to amend certain terms and conditions of the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, terms, provisions, and conditions set forth in this Amendment, the parties hereby agree as follows:

1.	Employment; Position and Duties. Effective as of the Effective Date, Employee’s employment with the Company shall continue, but with his new title as Founder, SevenFive Farms. Employee’s employment with the Company is at will and not for any specified period and may be terminated by either Employee or the Company at any time, with or without cause. Employee shall report directly to Jack Taylor, Senior Vice President of Operations.

2.	Compensation. Employee’s compensation shall be $50 per hour, payable monthly. Employee shall devote up to 40 hours each month to the Company.

3.	No Paid Time Off. During Employee’s employment with the Company, Employee shall not be entitled to paid vacation or paid holidays.

4.	Terms of Original Agreement. All terms and conditions set forth in the Original Agreement and not otherwise amended pursuant to this Amendment shall remain in full force and effect in accordance therewith.

5.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado without giving effect to principles of conflicts or choice of laws thereof.

6.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

GENERAL CANNABIS CORP

By: __________________________

Adam Hershey

Interim CEO

___________________________________

John Barker Dalton